Fifth Third Bancorp Reports Third Quarter 2024 Diluted Earnings Per Share of $0.78
Fee income growth and resilient balance sheet leads to another quarter of strong returns
Reported results included a negative $0.07 impact from certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	3Q24	2Q24	3Q23
         Stability:
•Sequential growth in net interest income and net interest margin driven by the repricing benefit on fixed rate loan portfolio and moderating deposit costs
•Strong profitability resulted in CET1 increasing to 10.75% while executing a $200 million share repurchase and raising common stock dividend by 6%
•Loan-to-core deposit ratio of 71%
    Profitability:
•Disciplined expense management; efficiency ratio(a) of 58.2%; adjusted efficiency ratio(a) of 56.1% improved 70 bps sequentially
•Interest-bearing liabilities costs down 1 bp from 2Q24
    Growth:
•Strong fee performance driven by strategic investments. Compared to 3Q23:
•Wealth & asset management revenue up 12%
•Commercial payments revenue up 10%
•Capital markets fees up 9%
•Generated consumer household growth of 3% compared to 3Q23

Income Statement Data
Net income available to common shareholders	$532	$561	$623
Net interest income (U.S. GAAP)	1,421	1,387	1,438
Net interest income (FTE)(a)	1,427	1,393	1,445
Noninterest income	711	695	715
Noninterest expense	1,244	1,221	1,188

Per Share Data
Earnings per share, basic	$0.78	$0.82	$0.91
Earnings per share, diluted	0.78	0.81	0.91
Book value per share	27.60	25.13	21.19
Tangible book value per share(a)	20.20	17.75	13.76

Balance Sheet & Credit Quality
Average portfolio loans and leases	$116,826	$116,891	$121,630
Average deposits	167,196	167,194	165,644
Accumulated other comprehensive loss	(3,446)	(4,901)	(6,839)
Net charge-off ratio(b)	0.48%	0.49%	0.41%
Nonperforming asset ratio(c)	0.62	0.55	0.51

Financial Ratios
Return on average assets	1.06%	1.14%	1.26%
Return on average common equity	11.7	13.6	16.3
Return on average tangible common equity(a)	16.3	19.8	24.7
CET1 capital(d)(e)	10.75	10.62	9.80
Net interest margin(a)	2.90	2.88	2.98
Efficiency(a)	58.2	58.5	55.0

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
Fifth Third achieved another quarter of strong and consistent performance driven by our resilient balance sheet, diversified and growing revenue streams, and disciplined expense management. With our strong core deposit franchise and liquidity, we are well positioned for the declining interest rate environment and volatility driven by the economic and regulatory uncertainty.

Our strategic growth priorities continue to deliver strong results. In the Southeast, where we are expanding into high-growth markets, deposits grew by 16% over the last twelve months. We generated record revenue in our Wealth & Asset Management business and assets under management grew 21% year-over-year to $69 billion. Our Commercial Payments revenue grew 10% compared to the year-ago quarter, with Newline adding industry leaders to its customer base.

Our strong and stable returns on capital allowed us to raise our common stock dividend by 6%, execute a $200 million share repurchase, and grow our tangible book value per share, ex. AOCI by 6% in the past year.

We remain well-positioned to generate long-term, sustainable value to our shareholders as we adhere to our guiding principles of stability, profitability, and growth – in that order.
Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 October 18, 2024

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	September	June	September
	2024	2024	2023	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,427	$1,393	$1,445	2%	(1)%
Provision for credit losses	160	97	119	65%	34%
Noninterest income	711	695	715	2%	(1)%
Noninterest expense	1,244	1,221	1,188	2%	5%
Income before income taxes(a)	$734	$770	$853	(5)%	(14)%

Taxable equivalent adjustment	$6	$6	$7	—	(14)%
Applicable income tax expense	155	163	186	(5)%	(17)%
Net income	$573	$601	$660	(5)%	(13)%
Dividends on preferred stock	41	40	37	3%	11%
Net income available to common shareholders	$532	$561	$623	(5)%	(15)%
Earnings per share, diluted	$0.78	$0.81	$0.91	(4)%	(14)%

Fifth Third Bancorp (NASDAQ®: FITB) today reported third quarter 2024 net income of $573 million compared to net income of $601 million in the prior quarter and $660 million in the year-ago quarter. Net income available to common shareholders in the current quarter was $532 million, or $0.78 per diluted share, compared to $561 million, or $0.81 per diluted share, in the prior quarter and $623 million, or $0.91 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 3Q24

(after-tax impact(f); $ in millions, except per share data)

Restructuring severance expense	$(7)
Interchange litigation matters
Valuation of Visa total return swap (noninterest income)	$(36)
Mastercard litigation (noninterest expense)	(8)
subtotal	(44)

After-tax impact(f) of certain items	$(51)

Diluted earnings per share impact of certain item(s)[1]	$(0.07)

Totals may not foot due to rounding; [1]Diluted earnings per share impact reflects 686.109 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	September	June	September
	2024	2024	2023	Seq	Yr/Yr
Interest Income
Interest income	$2,675	$2,626	$2,536	2%	5%
Interest expense	1,248	1,233	1,091	1%	14%
Net interest income (NII)	$1,427	$1,393	$1,445	2%	(1)%
NII excluding certain items(a)	$1,427	$1,398	$1,445	2%	(1)%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.43%	5.43%	5.23%	—	20
Rate paid on interest-bearing liabilities	3.38%	3.39%	3.10%	(1)	28

Ratios
Net interest rate spread	2.05%	2.04%	2.13%	1	(8)
Net interest margin (NIM)	2.90%	2.88%	2.98%	2	(8)
NIM excluding certain items(a)	2.90%	2.89%	2.98%	1	(8)

Compared to the prior quarter, NII increased $34 million. Excluding the $5 million reduction related to the customer remediations in the prior quarter, NII was up $29 million, or 2%, primarily reflecting higher loan yields, the benefit of higher day count, and lower wholesale funding costs, partially offset by lower average commercial loan balances. Compared to the prior quarter, NIM increased 2 bps. Excluding the aforementioned customer remediations in the prior quarter, NIM increased 1 bp, primarily reflecting higher loan yields from the repricing benefit on the fixed rate loan portfolio, partially offset by the impact of higher cash balances. NIM results continue to be impacted by the decision to carry elevated liquidity given the environment, with the combination of cash and other short-term investments of approximately $25 billion at quarter-end.
Compared to the year-ago quarter, NII decreased $18 million, or 1%, reflecting the impact of the RWA diet lowering average loans by 4% and the deposit mix shift from demand to interest-bearing accounts at higher funding costs, partially offset by higher loan yields. Compared to the year-ago quarter, NIM decreased 8 bps, reflecting the net impact of higher market rates and their effects on deposit pricing and the decision to carry additional cash, partially offset by higher loan yields.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2024	2024	2023	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$161	$156	$149	3%	8%
Commercial banking revenue	163	144	154	13%	6%
Mortgage banking net revenue	50	50	57	—	(12)%
Wealth and asset management revenue	163	159	145	3%	12%
Card and processing revenue	106	108	104	(2)%	2%
Leasing business revenue	43	38	58	13%	(26)%
Other noninterest income	15	37	55	(59)%	(73)%
Securities gains (losses), net	10	3	(7)	233%	NM
Total noninterest income	$711	$695	$715	2%	(1)%

Reported noninterest income increased $16 million, or 2%, from the prior quarter, and decreased $4 million, or 1%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including the mark-to-market on the valuation of Visa total return swap and securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans that are more than offset in noninterest expense.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	September	June	September	% Change
	2024	2024	2023	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$711	$695	$715
Valuation of Visa total return swap	47	23	10
Legal settlements and remediations	—	2	—
Securities (gains) losses, net	(10)	(3)	7
Noninterest income excluding certain items(a)	$748	$717	$732	4%	2%

Noninterest income excluding certain items increased $31 million, or 4%, compared to the prior quarter, and increased $16 million, or 2%, from the year-ago quarter.
Compared to the prior quarter, service charges on deposits increased $5 million, or 3%, reflecting an increase in both consumer deposit fees and commercial payments revenue. Commercial banking revenue increased $19 million, or 13%, primarily reflecting increases in corporate bond fees and institutional brokerage revenue, partially offset by a decrease in client financial risk management revenue. Wealth and asset management revenue increased $4 million, or 3%, primarily driven by increases in personal asset management revenue and brokerage fees. Card and processing revenue decreased $2 million, or 2%, driven by a decrease in interchange revenue. Leasing business revenue increased $5 million, or 13%, primarily driven by an increase in lease remarketing revenue.
Compared to the year-ago quarter, service charges on deposits increased $12 million, or 8%, primarily reflecting an increase in commercial payments revenue. Commercial banking revenue increased $9 million, or 6%, primarily reflecting an increase in corporate bond fees, partially offset by a decrease in client financial risk management revenue. Mortgage banking net revenue decreased $7 million, or 12%, primarily reflecting decreases in MSR net valuation adjustments and mortgage servicing revenue. Wealth and asset management revenue increased $18 million, or 12%, primarily reflecting increases in personal asset management revenue and brokerage fees. Leasing business revenue decreased $15 million, or 26%, primarily reflecting a decrease in operating lease revenue.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2024	2024	2023	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$690	$656	$629	5%	10%
Net occupancy expense	81	83	84	(2)%	(4)%
Technology and communications	121	114	115	6%	5%
Equipment expense	38	38	37	—	3%
Card and processing expense	22	21	21	5%	5%
Leasing business expense	21	22	29	(5)%	(28)%
Marketing expense	26	34	35	(24)%	(26)%
Other noninterest expense	245	253	238	(3)%	3%
Total noninterest expense	$1,244	$1,221	$1,188	2%	5%

Reported noninterest expense increased $23 million, or 2%, from the prior quarter, and increased $56 million, or 5%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2024	2024	2023	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,244	$1,221	$1,188
Mastercard litigation	(10)	—	—
Restructuring severance expense	(9)	—	—
Legal settlements and remediations	—	(11)	—
FDIC special assessment	—	(6)	—
Noninterest expense excluding certain item(s)(a)	$1,225	$1,204	$1,188	2%	3%

Compared to the prior quarter, noninterest expense excluding certain items increased $21 million, or 2%, primarily reflecting an increase in compensation and benefits expense due to higher performance-based compensation resulting from strong fee revenue, partially offset by a decrease in marketing expense. Noninterest expense in the current quarter included a $12 million expense related to the impact of non-qualified deferred compensation mark-to-market compared to a $4 million expense in the prior quarter, both of which were largely offset in net securities gains through noninterest income.
Compared to the year-ago quarter, noninterest expense excluding certain items increased $37 million, or 3%, primarily reflecting increases in compensation and benefits expense as well as technology and communications expense, partially offset by decreases in marketing expense and leasing business expense. The year-ago quarter included a $5 million benefit related to the impact of non-qualified deferred compensation mark-to-market, which was largely offset in net securities losses through noninterest income.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2024	2024	2023	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$51,615	$52,357	$57,001	(1)%	(9)%
Commercial mortgage loans	11,488	11,352	11,216	1%	2%
Commercial construction loans	5,981	5,917	5,539	1%	8%
Commercial leases	2,685	2,575	2,616	4%	3%
Total commercial loans and leases	$71,769	$72,201	$76,372	(1)%	(6)%
Consumer loans:
Residential mortgage loans	$17,031	$17,004	$17,400	—	(2)%
Home equity	4,018	3,929	3,897	2%	3%
Indirect secured consumer loans	15,680	15,373	15,787	2%	(1)%
Credit card	1,708	1,728	1,808	(1)%	(6)%
Solar energy installation loans	3,990	3,916	3,245	2%	23%
Other consumer loans	2,630	2,740	3,121	(4)%	(16)%
Total consumer loans	$45,057	$44,690	$45,258	1%	—
Total average portfolio loans and leases	$116,826	$116,891	$121,630	—	(4)%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$16	$33	$17	(52)%	(6)%
Consumer loans held for sale	573	359	619	60%	(7)%
Total average loans and leases held for sale	$589	$392	$636	50%	(7)%

Total average loans and leases	$117,415	$117,283	$122,266	—	(4)%

Securities (taxable and tax-exempt)	$56,707	$56,607	$56,994	—	(1)%
Other short-term investments	21,714	20,609	12,956	5%	68%
Total average interest-earning assets	$195,836	$194,499	$192,216	1%	2%

Compared to the prior quarter, total average portfolio loans and leases were stable. Average commercial portfolio loans and leases decreased 1%, primarily reflecting a decrease in C&I loans, partially offset by an increase in commercial mortgage loans. Average consumer portfolio loans increased 1%, primarily reflecting increases in indirect secured consumer loans, home equity balances, and solar energy installation loans, partially offset by a decrease in other consumer loans.
Compared to the year-ago quarter, total average portfolio loans and leases decreased 4%. Average commercial portfolio loans and leases decreased 6%, primarily reflecting a decrease in C&I loans. Average consumer portfolio loans were stable primarily reflecting decreases in other consumer loans and residential mortgage loans, offset by increases in solar energy installation loans and home equity balances.
Average securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter were stable compared to the prior quarter and decreased 1% compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $22 billion in the current quarter increased 5% compared to the prior quarter and increased 68% compared to the year-ago quarter.
Period-end commercial portfolio loans and leases of $71 billion decreased 1% compared to the prior quarter, primarily reflecting a decrease in C&I loans, partially offset by an increase in commercial leases. Compared to the year-ago quarter, period-end commercial portfolio loans and leases decreased 5%, primarily reflecting a decrease in C&I loans.

Period-end consumer portfolio loans of $46 billion increased 2% compared to the prior quarter, primarily reflecting an increase in indirect secured consumer loans. Compared to the year-ago quarter, period-end consumer portfolio loans increased 1%, reflecting increases in solar energy installation loans and indirect secured consumer loans.
Total period-end securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter were stable compared to the prior quarter and decreased 1% compared to the year-ago quarter. Period-end other short-term investments of approximately $22 billion increased 3% compared to the prior quarter, and increased 15% compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2024	2024	2023	Seq	Yr/Yr
Average Deposits
Demand	$40,020	$40,266	$44,228	(1)%	(10)%
Interest checking	58,441	57,999	53,109	1%	10%
Savings	17,272	17,747	20,511	(3)%	(16)%
Money market	37,257	35,511	32,072	5%	16%
Foreign office(g)	164	157	168	4%	(2)%
Total transaction deposits	$153,154	$151,680	$150,088	1%	2%
CDs $250,000 or less	10,543	10,767	9,630	(2)%	9%
Total core deposits	$163,697	$162,447	$159,718	1%	2%
CDs over $250,000	3,499	4,747	5,926	(26)%	(41)%
Total average deposits	$167,196	$167,194	$165,644	—	1%

CDs over $250,000 includes $2.6BN, $3.8BN, and $5.2BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 9/30/24, 6/30/24, and 9/30/23, respectively.

Compared to the prior quarter, total average deposits were stable, primarily reflecting an increase in money market balances, offset by a decline in CDs over $250,000. Average demand deposits represented 24% of total core deposits in the current quarter. Compared to the prior quarter, average commercial segment deposits increased 3%, while average consumer and small business banking segment deposits and average wealth & asset management segment deposits were stable. Period-end total deposits increased 1% compared to the prior quarter.
Compared to the year-ago quarter, total average deposits increased 1%, primarily reflecting increases in interest checking and money market balances, partially offset by decreases in demand account balances and savings balances. Period-end total deposits were stable compared to the year-ago quarter.
The period-end portfolio loan-to-core deposit ratio was 71% in the current quarter, compared to 72% in the prior quarter and 74% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2024	2024	2023	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000	$3,499	$4,747	$5,926	(26)%	(41)%
Federal funds purchased	176	230	181	(23)%	(3)%
Securities sold under repurchase agreements	396	373	352	6%	13%
FHLB advances	2,576	3,165	3,726	(19)%	(31)%
Derivative collateral and other secured borrowings	52	54	48	(4)%	8%
Long-term debt	16,716	15,611	14,056	7%	19%
Total average wholesale funding	$23,415	$24,180	$24,289	(3)%	(4)%

CDs over $250,000 includes $2.6BN, $3.8BN, and $5.2BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 9/30/24, 6/30/24, and 9/30/23, respectively.

Compared to the prior quarter, average wholesale funding decreased 3%, primarily reflecting a decrease in CDs over $250,000, partially offset by an increase in long-term debt. Compared to the year-ago quarter, average wholesale funding decreased 4%, primarily reflecting a decrease in CDs over $250,000 and FHLB advances, partially offset by an increase in long-term debt.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	September	June	March	December	September
	2024	2024	2024	2023	2023

Total nonaccrual portfolio loans and leases (NPLs)	$686	$606	$708	$649	$570
Repossessed property	11	9	8	10	11
OREO	28	28	27	29	31
Total nonperforming portfolio loans and leases and OREO (NPAs)	$725	$643	$743	$688	$612

NPL ratio(h)	0.59%	0.52%	0.61%	0.55%	0.47%
NPA ratio(c)	0.62%	0.55%	0.64%	0.59%	0.51%

Portfolio loans and leases 30-89 days past due (accrual)	$283	$302	$342	$359	$316
Portfolio loans and leases 90 days past due (accrual)	40	33	35	36	29

30-89 days past due as a % of portfolio loans and leases	0.24%	0.26%	0.29%	0.31%	0.26%
90 days past due as a % of portfolio loans and leases	0.03%	0.03%	0.03%	0.03%	0.02%

Allowance for loan and lease losses (ALLL), beginning	$2,288	$2,318	$2,322	$2,340	$2,327
Total net losses charged-off	(142)	(144)	(110)	(96)	(124)
Provision for loan and lease losses	159	114	106	78	137
ALLL, ending	$2,305	$2,288	$2,318	$2,322	$2,340

Reserve for unfunded commitments, beginning	$137	$154	$166	$189	$207
Provision for (benefit from) the reserve for unfunded commitments	1	(17)	(12)	(23)	(18)
Reserve for unfunded commitments, ending	$138	$137	$154	$166	$189

Total allowance for credit losses (ACL)	$2,443	$2,425	$2,472	$2,488	$2,529

ACL ratios:
As a % of portfolio loans and leases	2.09%	2.08%	2.12%	2.12%	2.11%
As a % of nonperforming portfolio loans and leases	356%	400%	349%	383%	443%
As a % of nonperforming portfolio assets	337%	377%	333%	362%	413%

ALLL as a % of portfolio loans and leases	1.98%	1.96%	1.99%	1.98%	1.95%

Total losses charged-off	$(183)	$(182)	$(146)	$(133)	$(158)
Total recoveries of losses previously charged-off	41	38	36	37	34
Total net losses charged-off	$(142)	$(144)	$(110)	$(96)	$(124)

Net charge-off ratio (NCO ratio)(b)	0.48%	0.49%	0.38%	0.32%	0.41%
Commercial NCO ratio	0.40%	0.45%	0.19%	0.13%	0.34%
Consumer NCO ratio	0.62%	0.57%	0.67%	0.64%	0.53%

The provision for credit losses totaled $160 million in the current quarter. The ACL ratio was 2.09% of total portfolio loans and leases at quarter end, compared with 2.08% for the prior quarter end and 2.11% for the year-ago quarter end. In the current quarter, the ACL was 356% of nonperforming portfolio loans and leases and 337% of nonperforming portfolio assets.
Net charge-offs were $142 million in the current quarter, resulting in an NCO ratio of 0.48%. Compared to the prior quarter, net charge-offs decreased $2 million and the NCO ratio decreased 1 bp. Commercial net charge-offs were $72 million, resulting in a commercial NCO ratio of 0.40%, which decreased 5 bps compared to the prior quarter. Consumer net charge-offs were $70 million, resulting in a consumer NCO ratio of 0.62%, which increased 5 bps compared to the prior quarter.

Compared to the year-ago quarter, net charge-offs increased $18 million and the NCO ratio increased 7 bps. The commercial NCO ratio increased 6 bps compared to the prior year, and the consumer NCO ratio increased 9 bps compared to the prior year.
Nonperforming portfolio loans and leases were $686 million in the current quarter, with the resulting NPL ratio of 0.59%. Compared to the prior quarter, NPLs increased $80 million with the NPL ratio increasing 7 bps. Compared to the year-ago quarter, NPLs increased $116 million with the NPL ratio increasing 12 bps.
Nonperforming portfolio assets were $725 million in the current quarter, with the resulting NPA ratio of 0.62%. Compared to the prior quarter, NPAs increased $82 million with the NPA ratio increasing 7 bps. Compared to the year-ago quarter, NPAs increased $113 million with the NPA ratio increasing 11 bps.

Capital Position
	As of and For the Three Months Ended
	September	June	March	December	September
	2024	2024	2024	2023	2023
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	9.47%	8.80%	8.78%	8.04%	8.30%
Tangible equity(a)	8.99%	8.91%	8.75%	8.65%	8.46%
Tangible common equity (excluding AOCI)(a)	8.00%	7.92%	7.77%	7.67%	7.49%
Tangible common equity (including AOCI)(a)	6.52%	5.80%	5.67%	5.73%	4.51%

Regulatory Capital Ratios(d)(e)
CET1 capital	10.75%	10.62%	10.47%	10.29%	9.80%
Tier 1 risk-based capital	12.07%	11.93%	11.77%	11.59%	11.06%
Total risk-based capital	14.12%	13.95%	13.81%	13.72%	13.13%
Leverage	9.11%	9.07%	8.94%	8.73%	8.85%

CET1 capital ratio of 10.75% increased 13 bps sequentially driven by strong profitability. During the third quarter of 2024, Fifth Third repurchased $200 million of its common stock, which reduced shares outstanding by approximately 4.9 million at quarter end. Fifth Third increased its quarterly cash dividend on its common shares by $0.02, or 6%, to $0.37 per share for the third quarter of 2024.

Tax Rate
The effective tax rate for the quarter was 21.3% consistent with the prior quarter and slightly lower than 22.0% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes and trends in capital markets; (27) fluctuation of Fifth Third’s stock price; (28) volatility in mortgage banking revenue; (29) litigation, investigations, and enforcement proceedings by governmental authorities; (30) breaches of contractual covenants, representations and warranties; (31) competition and changes in the financial services industry; (32) potential impacts of the adoption of real-time payment networks; (33) changing retail distribution strategies, customer preferences and behavior; (34) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (35) potential dilution from future acquisitions; (36) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (37) results of investments or acquired entities; (38) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (39) inaccuracies or other failures from the use of models; (40) effects of critical accounting policies and judgments or the use of inaccurate estimates; (41) weather-related events, other natural disasters, or health emergencies (including pandemics); (42) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (43) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (44) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for September 30, 2024

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps				% / bps
$ in millions, except per share data				Change		Year to Date		Change
(unaudited)	September	June	September			September	September
	2024	2024	2023	Seq	Yr/Yr	2024	2023	Yr/Yr
Income Statement Data
Net interest income	$1,421	$1,387	$1,438	2%	(1%)	$4,192	$4,411	(5%)
Net interest income (FTE)(a)	1,427	1,393	1,445	2%	(1%)	4,210	4,429	(5%)
Noninterest income	711	695	715	2%	(1%)	2,117	2,137	(1%)
Total revenue (FTE)(a)	2,138	2,088	2,160	2%	(1%)	6,327	6,566	(4%)
Provision for credit losses	160	97	119	65%	34%	351	460	(24%)
Noninterest expense	1,244	1,221	1,188	2%	5%	3,807	3,750	2%
Net income	573	601	660	(5%)	(13%)	1,694	1,819	(7%)
Net income available to common shareholders	532	561	623	(5%)	(15%)	1,573	1,719	(8%)

Earnings Per Share Data
Net income allocated to common shareholders	$532	$561	$623	(5%)	(15%)	$1,573	$1,719	(8%)
Average common shares outstanding (in thousands):
Basic	680,895	686,781	684,224	(1%)	—	684,462	684,091	—
Diluted	686,109	691,083	687,059	(1%)	—	689,263	687,661	—
Earnings per share, basic	$0.78	$0.82	$0.91	(5%)	(14%)	$2.30	$2.51	(8%)
Earnings per share, diluted	0.78	0.81	0.91	(4%)	(14%)	2.28	2.50	(9%)

Common Share Data
Cash dividends per common share	$0.37	$0.35	$0.35	6%	6%	$1.07	$1.01	6%
Book value per share	27.60	25.13	21.19	10%	30%	27.60	21.19	30%
Market value per share	42.84	36.49	25.33	17%	69%	42.84	25.33	69%
Common shares outstanding (in thousands)	676,269	680,789	680,990	(1%)	(1%)	676,269	680,990	(1%)
Market capitalization	$28,971	$24,842	$17,249	17%	68%	$28,971	$17,249	68%

Financial Ratios
Return on average assets	1.06%	1.14%	1.26%	(8)	(20)	1.06%	1.18%	(12)
Return on average common equity	11.7%	13.6%	16.3%	(190)	(460)	12.3%	14.6%	(230)
Return on average tangible common equity(a)	16.3%	19.8%	24.7%	(350)	(840)	17.6%	21.8%	(420)
Noninterest income as a percent of total revenue(a)	33%	33%	33%	—	—	33%	33%	—
Dividend payout	47.4%	42.7%	38.5%	470	890	46.5%	40.2%	630
Average total Bancorp shareholders’ equity as a percent of average assets	9.47%	8.80%	8.30%	67	117	9.02%	8.65%	37
Tangible common equity(a)	8.00%	7.92%	7.49%	8	51	8.00%	7.49%	51
Net interest margin (FTE)(a)	2.90%	2.88%	2.98%	2	(8)	2.88%	3.12%	(24)
Efficiency (FTE)(a)	58.2%	58.5%	55.0%	(30)	320	60.2%	57.1%	310
Effective tax rate	21.3%	21.3%	22.0%	—	(70)	21.3%	22.2%	(90)

Credit Quality
Net losses charged-off	$142	$144	$124	(1%)	15%	$396	$292	36%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.48%	0.49%	0.41%	(1)	7	0.45%	0.32%	13
ALLL as a percent of portfolio loans and leases	1.98%	1.96%	1.95%	2	3	1.98%	1.95%	3
ACL as a percent of portfolio loans and leases(g)	2.09%	2.08%	2.11%	1	(2)	2.09%	2.11%	(2)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.62%	0.55%	0.51%	7	11	0.62%	0.51%	11

Average Balances
Loans and leases, including held for sale	$117,415	$117,283	$122,266	—	(4%)	$117,466	$123,284	(5%)
Securities and other short-term investments	78,421	77,216	69,950	2%	12%	77,765	66,294	17%
Assets	213,838	212,475	208,385	1%	3%	213,174	206,528	3%
Transaction deposits(b)	153,154	151,680	150,088	1%	2%	152,400	149,641	2%
Core deposits(c)	163,697	162,447	159,718	1%	2%	162,918	157,178	4%
Wholesale funding(d)	23,415	24,180	24,289	(3%)	(4%)	24,120	24,548	(2%)
Bancorp shareholders' equity	20,251	18,707	17,305	8%	17%	19,232	17,873	8%

Regulatory Capital Ratios(e)(f)
CET1 capital	10.75%	10.62%	9.80%	13	95	10.75%	9.80%	95
Tier 1 risk-based capital	12.07%	11.93%	11.06%	14	101	12.07%	11.06%	101
Total risk-based capital	14.12%	13.95%	13.13%	17	99	14.12%	13.13%	99
Leverage	9.11%	9.07%	8.85%	4	26	9.11%	8.85%	26

Additional Metrics
Banking centers	1,072	1,070	1,073	—	—	1,072	1,073	—
ATMs	2,060	2,067	2,101	—	(2%)	2,060	2,101	(2%)
Full-time equivalent employees	18,579	18,607	18,804	—	(1%)	18,579	18,804	(1%)
Assets under care ($ in billions)(h)	$635	$631	$547	1%	16%	$635	$547	16%
Assets under management ($ in billions)(h)	69	65	57	6%	21%	69	57	21%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	September	June	March	December	September
	2024	2024	2024	2023	2023
Income Statement Data
Net interest income	$1,421	$1,387	$1,384	$1,416	$1,438
Net interest income (FTE)(a)	1,427	1,393	1,390	1,423	1,445
Noninterest income	711	695	710	744	715
Total revenue (FTE)(a)	2,138	2,088	2,100	2,167	2,160
Provision for credit losses	160	97	94	55	119
Noninterest expense	1,244	1,221	1,342	1,455	1,188
Net income	573	601	520	530	660
Net income available to common shareholders	532	561	480	492	623

Earnings Per Share Data
Net income allocated to common shareholders	$532	$561	$480	$492	$623
Average common shares outstanding (in thousands):
Basic	680,895	686,781	685,750	684,413	684,224
Diluted	686,109	691,083	690,634	687,729	687,059
Earnings per share, basic	$0.78	$0.82	$0.70	$0.72	$0.91
Earnings per share, diluted	0.78	0.81	0.70	0.72	0.91

Common Share Data
Cash dividends per common share	$0.37	$0.35	$0.35	$0.35	$0.35
Book value per share	27.60	25.13	24.72	25.04	21.19
Market value per share	42.84	36.49	37.21	34.49	25.33
Common shares outstanding (in thousands)	676,269	680,789	683,812	681,125	680,990
Market capitalization	$28,971	$24,842	$25,445	$23,492	$17,249

Financial Ratios
Return on average assets	1.06%	1.14%	0.98%	0.98%	1.26%
Return on average common equity	11.7%	13.6%	11.6%	12.9%	16.3%
Return on average tangible common equity(a)	16.3%	19.8%	17.0%	19.8%	24.7%
Noninterest income as a percent of total revenue(a)	33%	33%	34%	34%	33%
Dividend payout	47.4%	42.7%	50.0%	48.6%	38.5%
Average total Bancorp shareholders’ equity as a percent of average assets	9.47%	8.80%	8.78%	8.04%	8.30%
Tangible common equity(a)	8.00%	7.92%	7.77%	7.67%	7.49%
Net interest margin (FTE)(a)	2.90%	2.88%	2.86%	2.85%	2.98%
Efficiency (FTE)(a)	58.2%	58.5%	63.9%	67.2%	55.0%
Effective tax rate	21.3%	21.3%	21.1%	18.4%	22.0%

Credit Quality
Net losses charged-off	$142	$144	$110	$96	$124
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.48%	0.49%	0.38%	0.32%	0.41%
ALLL as a percent of portfolio loans and leases	1.98%	1.96%	1.99%	1.98%	1.95%
ACL as a percent of portfolio loans and leases(g)	2.09%	2.08%	2.12%	2.12%	2.11%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.62%	0.55%	0.64%	0.59%	0.51%

Average Balances
Loans and leases, including held for sale	$117,415	$117,283	$117,699	$119,309	$122,266
Securities and other short-term investments	78,421	77,216	77,650	78,857	69,950
Assets	213,838	212,475	213,203	214,057	208,385
Transaction deposits(b)	153,154	151,680	152,357	153,232	150,088
Core deposits(c)	163,697	162,447	162,601	163,788	159,718
Wholesale funding(d)	23,415	24,180	24,771	26,115	24,289
Bancorp shareholders’ equity	20,251	18,707	18,727	17,201	17,305

Regulatory Capital Ratios(e)(f)
CET1 capital	10.75%	10.62%	10.47%	10.29%	9.80%
Tier 1 risk-based capital	12.07%	11.93%	11.77%	11.59%	11.06%
Total risk-based capital	14.12%	13.95%	13.81%	13.72%	13.13%
Leverage	9.11%	9.07%	8.94%	8.73%	8.85%

Additional Metrics
Banking centers	1,072	1,070	1,070	1,088	1,073
ATMs	2,060	2,067	2,082	2,104	2,101
Full-time equivalent employees	18,579	18,607	18,657	18,724	18,804
Assets under care ($ in billions)(h)	$635	$631	$634	$574	$547
Assets under management ($ in billions)(h)	69	65	62	59	57
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	September	June	September			September	September
	2024	2024	2023	Seq	Yr/Yr	2024	2023	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,910	$1,871	$1,899	2%	1%	$5,640	$5,445	4%
Interest on securities	461	458	444	1%	4%	1,374	1,320	4%
Interest on other short-term investments	298	291	186	2%	60%	883	348	154%
Total interest income	2,669	2,620	2,529	2%	6%	7,897	7,113	11%

Interest Expense
Interest on deposits	968	958	844	1%	15%	2,880	1,977	46%
Interest on federal funds purchased	2	3	2	(33%)	—	8	13	(38%)
Interest on other short-term borrowings	40	48	52	(17%)	(23%)	135	198	(32%)
Interest on long-term debt	238	224	193	6%	23%	682	514	33%
Total interest expense	1,248	1,233	1,091	1%	14%	3,705	2,702	37%

Net Interest Income	1,421	1,387	1,438	2%	(1%)	4,192	4,411	(5%)

Provision for credit losses	160	97	119	65%	34%	351	460	(24%)
Net Interest Income After Provision for Credit Losses	1,261	1,290	1,319	(2%)	(4%)	3,841	3,951	(3%)

Noninterest Income
Service charges on deposits	161	156	149	3%	8%	467	431	8%
Commercial banking revenue	163	144	154	13%	6%	451	461	(2%)
Mortgage banking net revenue	50	50	57	—	(12%)	154	184	(16%)
Wealth and asset management revenue	163	159	145	3%	12%	483	434	11%
Card and processing revenue	106	108	104	(2%)	2%	316	310	2%
Leasing business revenue	43	38	58	13%	(26%)	120	162	(26%)
Other noninterest income	15	37	55	(59%)	(73%)	103	152	(32%)
Securities gains (losses), net	10	3	(7)	233%	NM	23	3	667%
Total noninterest income	711	695	715	2%	(1%)	2,117	2,137	(1%)

Noninterest Expense
Compensation and benefits	690	656	629	5%	10%	2,099	2,036	3%
Net occupancy expense	81	83	84	(2%)	(4%)	251	248	1%
Technology and communications	121	114	115	6%	5%	351	347	1%
Equipment expense	38	38	37	—	3%	114	110	4%
Card and processing expense	22	21	21	5%	5%	63	63	—
Leasing business expense	21	22	29	(5%)	(28%)	69	94	(27%)
Marketing expense	26	34	35	(24%)	(26%)	92	96	(4%)
Other noninterest expense	245	253	238	(3%)	3%	768	756	2%
Total noninterest expense	1,244	1,221	1,188	2%	5%	3,807	3,750	2%
Income Before Income Taxes	728	764	846	(5%)	(14%)	2,151	2,338	(8%)
Applicable income tax expense	155	163	186	(5%)	(17%)	457	519	(12%)
Net Income	573	601	660	(5%)	(13%)	1,694	1,819	(7%)
Dividends on preferred stock	41	40	37	3%	11%	121	100	21%
Net Income Available to Common Shareholders	$532	$561	$623	(5%)	(15%)	$1,573	$1,719	(8%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2024	2024	2024	2023	2023
Interest Income
Interest and fees on loans and leases	$1,910	$1,871	$1,859	$1,889	$1,899
Interest on securities	461	458	455	451	444
Interest on other short-term investments	298	291	294	308	186
Total interest income	2,669	2,620	2,608	2,648	2,529

Interest Expense
Interest on deposits	968	958	954	952	844
Interest on federal funds purchased	2	3	3	3	2
Interest on other short-term borrowings	40	48	47	49	52
Interest on long-term debt	238	224	220	228	193
Total interest expense	1,248	1,233	1,224	1,232	1,091

Net Interest Income	1,421	1,387	1,384	1,416	1,438

Provision for credit losses	160	97	94	55	119
Net Interest Income After Provision for Credit Losses	1,261	1,290	1,290	1,361	1,319

Noninterest Income
Service charges on deposits	161	156	151	146	149
Commercial banking revenue	163	144	143	163	154
Mortgage banking net revenue	50	50	54	66	57
Wealth and asset management revenue	163	159	161	147	145
Card and processing revenue	106	108	102	106	104
Leasing business revenue	43	38	39	46	58
Other noninterest income	15	37	50	54	55
Securities gains (losses), net	10	3	10	16	(7)
Total noninterest income	711	695	710	744	715

Noninterest Expense
Compensation and benefits	690	656	753	659	629
Net occupancy expense	81	83	87	83	84
Technology and communications	121	114	117	117	115
Equipment expense	38	38	37	37	37
Card and processing expense	22	21	20	21	21
Leasing business expense	21	22	25	27	29
Marketing expense	26	34	32	30	35
Other noninterest expense	245	253	271	481	238
Total noninterest expense	1,244	1,221	1,342	1,455	1,188
Income Before Income Taxes	728	764	658	650	846
Applicable income tax expense	155	163	138	120	186
Net Income	573	601	520	530	660
Dividends on preferred stock	41	40	40	38	37
Net Income Available to Common Shareholders	$532	$561	$480	$492	$623

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	September	June	September
	2024	2024	2023	Seq	Yr/Yr
Assets
Cash and due from banks	$3,215	$2,837	$2,837	13%	13%
Other short-term investments	21,729	21,085	18,923	3%	15%
Available-for-sale debt and other securities(a)	40,396	38,986	47,893	4%	(16%)
Held-to-maturity securities(b)	11,358	11,443	2	(1%)	NM
Trading debt securities	1,176	1,132	1,222	4%	(4%)
Equity securities	428	476	250	(10%)	71%
Loans and leases held for sale	612	537	614	14%	—
Portfolio loans and leases:
Commercial and industrial loans	50,916	51,840	55,790	(2%)	(9%)
Commercial mortgage loans	11,394	11,429	11,122	—	2%
Commercial construction loans	5,947	5,806	5,582	2%	7%
Commercial leases	2,873	2,708	2,624	6%	9%
Total commercial loans and leases	71,130	71,783	75,118	(1%)	(5%)
Residential mortgage loans	17,166	17,040	17,293	1%	(1%)
Home equity	4,074	3,969	3,898	3%	5%
Indirect secured consumer loans	15,942	15,442	15,434	3%	3%
Credit card	1,703	1,733	1,817	(2%)	(6%)
Solar energy installation loans	4,078	3,951	3,383	3%	21%
Other consumer loans	2,575	2,661	3,145	(3%)	(18%)
Total consumer loans	45,538	44,796	44,970	2%	1%
Portfolio loans and leases	116,668	116,579	120,088	—	(3%)
Allowance for loan and lease losses	(2,305)	(2,288)	(2,340)	1%	(1%)
Portfolio loans and leases, net	114,363	114,291	117,748	—	(3%)
Bank premises and equipment	2,425	2,389	2,303	2%	5%
Operating lease equipment	357	392	480	(9%)	(26%)
Goodwill	4,918	4,918	4,919	—	—
Intangible assets	98	107	136	(8%)	(28%)
Servicing rights	1,656	1,731	1,822	(4%)	(9%)
Other assets	11,587	12,938	13,818	(10%)	(16%)
Total Assets	$214,318	$213,262	$212,967	—	1%

Liabilities
Deposits:
Demand	$41,393	$40,617	$43,844	2%	(6%)
Interest checking	58,572	57,390	53,421	2%	10%
Savings	16,990	17,419	20,195	(2%)	(16%)
Money market	37,482	36,259	33,492	3%	12%
Foreign office	155	119	168	30%	(8%)
CDs $250,000 or less	10,480	10,882	10,306	(4%)	2%
CDs over $250,000	3,268	4,082	6,246	(20%)	(48%)
Total deposits	168,340	166,768	167,672	1%	—
Federal funds purchased	169	194	205	(13%)	(18%)
Other short-term borrowings	1,424	3,370	4,594	(58%)	(69%)
Accrued taxes, interest and expenses	2,034	2,040	1,834	—	11%
Other liabilities	4,471	5,371	5,808	(17%)	(23%)
Long-term debt	17,096	16,293	16,310	5%	5%
Total Liabilities	193,534	194,036	196,423	—	(1%)
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,784	3,764	3,733	1%	1%
Retained earnings	23,820	23,542	22,747	1%	5%
Accumulated other comprehensive loss	(3,446)	(4,901)	(6,839)	(30%)	(50%)
Treasury stock	(7,541)	(7,346)	(7,264)	3%	4%
Total Equity	20,784	19,226	16,544	8%	26%
Total Liabilities and Equity	$214,318	$213,262	$212,967	—	1%
(a) Amortized cost	$43,754	$43,596	$55,557	—	(21%)
(b) Market values	11,554	11,187	2	3%	NM
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	676,269	680,789	680,990	—	—
Treasury	247,624	243,103	242,903	2%	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	September	June	March	December	September
	2024	2024	2024	2023	2023
Assets
Cash and due from banks	$3,215	$2,837	$2,796	$3,142	$2,837
Other short-term investments	21,729	21,085	22,840	22,082	18,923
Available-for-sale debt and other securities(a)	40,396	38,986	38,791	50,419	47,893
Held-to-maturity securities(b)	11,358	11,443	11,520	2	2
Trading debt securities	1,176	1,132	1,151	899	1,222
Equity securities	428	476	380	613	250
Loans and leases held for sale	612	537	339	378	614
Portfolio loans and leases:
Commercial and industrial loans	50,916	51,840	52,209	53,270	55,790
Commercial mortgage loans	11,394	11,429	11,346	11,276	11,122
Commercial construction loans	5,947	5,806	5,789	5,621	5,582
Commercial leases	2,873	2,708	2,572	2,579	2,624
Total commercial loans and leases	71,130	71,783	71,916	72,746	75,118
Residential mortgage loans	17,166	17,040	16,995	17,026	17,293
Home equity	4,074	3,969	3,883	3,916	3,898
Indirect secured consumer loans	15,942	15,442	15,306	14,965	15,434
Credit card	1,703	1,733	1,737	1,865	1,817
Solar energy installation loans	4,078	3,951	3,871	3,728	3,383
Other consumer loans	2,575	2,661	2,777	2,988	3,145
Total consumer loans	45,538	44,796	44,569	44,488	44,970
Portfolio loans and leases	116,668	116,579	116,485	117,234	120,088
Allowance for loan and lease losses	(2,305)	(2,288)	(2,318)	(2,322)	(2,340)
Portfolio loans and leases, net	114,363	114,291	114,167	114,912	117,748
Bank premises and equipment	2,425	2,389	2,376	2,349	2,303
Operating lease equipment	357	392	427	459	480
Goodwill	4,918	4,918	4,918	4,919	4,919
Intangible assets	98	107	115	125	136
Servicing rights	1,656	1,731	1,756	1,737	1,822
Other assets	11,587	12,938	12,930	12,538	13,818
Total Assets	$214,318	$213,262	$214,506	$214,574	$212,967

Liabilities
Deposits:
Demand	$41,393	$40,617	$41,849	$43,146	$43,844
Interest checking	58,572	57,390	58,809	57,257	53,421
Savings	16,990	17,419	18,229	18,215	20,195
Money market	37,482	36,259	35,025	34,374	33,492
Foreign office	155	119	129	162	168
CDs $250,000 or less	10,480	10,882	10,337	10,552	10,306
CDs over $250,000	3,268	4,082	5,209	5,206	6,246
Total deposits	168,340	166,768	169,587	168,912	167,672
Federal funds purchased	169	194	247	193	205
Other short-term borrowings	1,424	3,370	2,866	2,861	4,594
Accrued taxes, interest and expenses	2,034	2,040	1,965	2,195	1,834
Other liabilities	4,471	5,371	5,379	4,861	5,808
Long-term debt	17,096	16,293	15,444	16,380	16,310
Total Liabilities	193,534	194,036	195,488	195,402	196,423
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,784	3,764	3,742	3,757	3,733
Retained earnings	23,820	23,542	23,224	22,997	22,747
Accumulated other comprehensive loss	(3,446)	(4,901)	(4,888)	(4,487)	(6,839)
Treasury stock	(7,541)	(7,346)	(7,227)	(7,262)	(7,264)
Total Equity	20,784	19,226	19,018	19,172	16,544
Total Liabilities and Equity	$214,318	$213,262	$214,506	$214,574	$212,967
(a) Amortized cost	$43,754	$43,596	$43,400	$55,789	$55,557
(b) Market values	11,554	11,187	11,341	2	2
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	676,269	680,789	683,812	681,125	680,990
Treasury	247,624	243,103	240,080	242,768	242,903

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	September	September	September	September
	2024	2023	2024	2023
Total Equity, Beginning	$19,226	$17,809	$19,172	$17,327
Impact of cumulative effect of change in accounting principle	—	—	(10)	37
Net income	573	660	1,694	1,819
Other comprehensive income (loss), net of tax:
Change in unrealized losses:
Available-for-sale debt securities	937	(1,218)	760	(1,251)
Qualifying cash flow hedges	489	(455)	202	(479)
Amortization of unrealized losses on securities transferred to held-to-maturity	26	—	76	—
Change in accumulated other comprehensive income related to employee benefit plans	1	—	1	1
Other	2	—	2	—
Comprehensive income (loss)	2,028	(1,013)	2,735	90
Cash dividends declared:
Common stock	(254)	(242)	(740)	(698)
Preferred stock	(41)	(37)	(121)	(100)
Impact of stock transactions under stock compensation plans, net	27	27	75	89
Shares acquired for treasury	(202)	—	(327)	(201)
Total Equity, Ending	$20,784	$16,544	$20,784	$16,544

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	For the Three Months Ended
$ in millions	September		June		September
(unaudited)	2024		2024		2023
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$51,630	7.15%	$52,389	7.13%	$57,015	7.00%
Commercial mortgage loans(a)	11,488	6.26%	11,353	6.26%	11,216	6.12%
Commercial construction loans(a)	5,982	7.14%	5,917	7.14%	5,540	6.93%
Commercial leases(a)	2,686	4.53%	2,576	4.33%	2,618	3.75%
Total commercial loans and leases	71,786	6.91%	72,235	6.90%	76,389	6.75%
Residential mortgage loans	17,604	3.71%	17,363	3.66%	18,019	3.52%
Home equity	4,018	8.40%	3,929	8.37%	3,897	8.17%
Indirect secured consumer loans	15,680	5.42%	15,373	5.18%	15,787	4.43%
Credit card	1,708	14.00%	1,728	12.86%	1,808	14.09%
Solar energy installation loans	3,990	8.12%	3,916	8.35%	3,245	6.42%
Other consumer loans	2,629	9.37%	2,739	9.17%	3,121	8.93%
Total consumer loans	45,629	5.81%	45,048	5.69%	45,877	5.22%
Total loans and leases	117,415	6.48%	117,283	6.43%	122,266	6.18%
Securities:
Taxable securities	55,329	3.25%	55,241	3.27%	55,519	3.10%
Tax exempt securities(a)	1,378	3.30%	1,366	3.27%	1,475	3.21%
Other short-term investments	21,714	5.47%	20,609	5.67%	12,956	5.69%
Total interest-earning assets	195,836	5.43%	194,499	5.43%	192,216	5.23%
Cash and due from banks	2,664		2,637		2,576
Other assets	17,626		17,656		15,920
Allowance for loan and lease losses	(2,288)		(2,317)		(2,327)
Total Assets	$213,838		$212,475		$208,385

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$58,441	3.38%	$57,999	3.39%	$53,109	3.18%
Savings deposits	17,272	0.71%	17,747	0.67%	20,511	0.89%
Money market deposits	37,257	3.06%	35,511	3.00%	32,072	2.50%
Foreign office deposits	164	1.97%	157	2.11%	168	1.72%
CDs $250,000 or less	10,543	4.07%	10,767	4.22%	9,630	3.97%
Total interest-bearing core deposits	123,677	2.97%	122,181	2.95%	115,490	2.65%
CDs over $250,000	3,499	5.08%	4,747	5.16%	5,926	4.91%
Total interest-bearing deposits	127,176	3.03%	126,928	3.04%	121,416	2.76%
Federal funds purchased	176	5.34%	230	5.41%	181	5.31%
Securities sold under repurchase agreements	396	2.36%	373	1.97%	352	1.46%
FHLB advances	2,576	5.59%	3,165	5.71%	3,726	5.26%
Derivative collateral and other secured borrowings	52	14.76%	54	6.87%	48	7.82%
Long-term debt	16,716	5.65%	15,611	5.78%	14,056	5.46%
Total interest-bearing liabilities	147,092	3.38%	146,361	3.39%	139,779	3.10%
Demand deposits	40,020		40,266		44,228
Other liabilities	6,475		7,141		7,073
Total Liabilities	193,587		193,768		191,080
Total Equity	20,251		18,707		17,305
Total Liabilities and Equity	$213,838		$212,475		$208,385
Ratios:
Net interest margin (FTE)(b)		2.90%		2.88%		2.98%
Net interest rate spread (FTE)(b)		2.05%		2.04%		2.13%
Interest-bearing liabilities to interest-earning assets		75.11%		75.25%		72.72%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	Year to Date
$ in millions	September		September
(unaudited)	2024		2023
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$52,423	7.12%	$57,786	6.73%
Commercial mortgage loans(a)	11,394	6.27%	11,237	5.87%
Commercial construction loans(a)	5,877	7.16%	5,527	6.74%
Commercial leases(a)	2,602	4.37%	2,661	3.59%
Total commercial loans and leases	72,296	6.89%	77,211	6.50%
Residential mortgage loans	17,412	3.64%	18,168	3.43%
Home equity	3,960	8.35%	3,946	7.34%
Indirect secured consumer loans	15,410	5.18%	16,219	4.19%
Credit card	1,736	13.53%	1,790	14.06%
Solar energy installation loans	3,900	8.08%	2,734	5.68%
Other consumer loans	2,752	9.16%	3,216	8.67%
Total consumer loans	45,170	5.68%	46,073	4.95%
Total loans and leases	117,466	6.43%	123,284	5.92%
Securities:
Taxable securities	55,196	3.26%	56,127	3.08%
Tax exempt securities(a)	1,395	3.28%	1,459	3.17%
Other short-term investments	21,174	5.57%	8,708	5.34%
Total interest-earning assets	195,231	5.42%	189,578	5.03%
Cash and due from banks	2,681		2,776
Other assets	17,571		16,405
Allowance for loan and lease losses	(2,309)		(2,231)
Total Assets	$213,174		$206,528

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$58,372	3.39%	$50,782	2.79%
Savings deposits	17,707	0.69%	21,755	0.73%
Money market deposits	35,791	2.99%	29,815	1.88%
Foreign office deposits	156	2.16%	151	1.63%
CDs $250,000 or less	10,518	4.15%	7,537	3.51%
Total interest-bearing core deposits	122,544	2.95%	110,040	2.19%
CDs over $250,000	4,585	5.16%	5,222	4.57%
Total interest-bearing deposits	127,129	3.03%	115,262	2.29%
Federal funds purchased	202	5.39%	347	4.89%
Securities sold under repurchase agreements	378	2.06%	347	1.13%
FHLB advances	2,949	5.68%	5,035	4.99%
Derivative collateral and other secured borrowings	55	9.50%	123	8.10%
Long-term debt	15,951	5.71%	13,474	5.09%
Total interest-bearing liabilities	146,664	3.37%	134,588	2.68%
Demand deposits	40,374		47,138
Other liabilities	6,904		6,929
Total Liabilities	193,942		188,655
Total Equity	19,232		17,873
Total Liabilities and Equity	$213,174		$206,528
Ratios:
Net interest margin (FTE)(b)		2.88%		3.12%
Net interest rate spread (FTE)(b)		2.05%		2.35%
Interest-bearing liabilities to interest-earning assets		75.12%		70.99%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2024	2024	2024	2023	2023
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$51,615	$52,357	$53,183	$54,633	$57,001
Commercial mortgage loans	11,488	11,352	11,339	11,338	11,216
Commercial construction loans	5,981	5,917	5,732	5,727	5,539
Commercial leases	2,685	2,575	2,542	2,535	2,616
Total commercial loans and leases	71,769	72,201	72,796	74,233	76,372
Consumer loans:
Residential mortgage loans	17,031	17,004	16,977	17,129	17,400
Home equity	4,018	3,929	3,933	3,905	3,897
Indirect secured consumer loans	15,680	15,373	15,172	15,129	15,787
Credit card	1,708	1,728	1,773	1,829	1,808
Solar energy installation loans	3,990	3,916	3,794	3,630	3,245
Other consumer loans	2,630	2,740	2,889	3,003	3,121
Total consumer loans	45,057	44,690	44,538	44,625	45,258
Total average portfolio loans and leases	$116,826	$116,891	$117,334	$118,858	$121,630

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$16	$33	$74	$72	$17
Consumer loans held for sale	573	359	291	379	619
Average loans and leases held for sale	$589	$392	$365	$451	$636

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$50,916	$51,840	$52,209	$53,270	$55,790
Commercial mortgage loans	11,394	11,429	11,346	11,276	11,122
Commercial construction loans	5,947	5,806	5,789	5,621	5,582
Commercial leases	2,873	2,708	2,572	2,579	2,624
Total commercial loans and leases	71,130	71,783	71,916	72,746	75,118
Consumer loans:
Residential mortgage loans	17,166	17,040	16,995	17,026	17,293
Home equity	4,074	3,969	3,883	3,916	3,898
Indirect secured consumer loans	15,942	15,442	15,306	14,965	15,434
Credit card	1,703	1,733	1,737	1,865	1,817
Solar energy installation loans	4,078	3,951	3,871	3,728	3,383
Other consumer loans	2,575	2,661	2,777	2,988	3,145
Total consumer loans	45,538	44,796	44,569	44,488	44,970
Total portfolio loans and leases	$116,668	$116,579	$116,485	$117,234	$120,088

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$100	$25	$32	$44	$81
Consumer loans held for sale	512	512	307	334	533
Loans and leases held for sale	$612	$537	$339	$378	$614

Operating lease equipment	$357	$392	$427	$459	$480

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,178	$1,201	$1,197	$1,231	$1,217
Commercial mortgage loans	515	616	632	655	711
Commercial construction loans	342	309	293	283	288
Commercial leases	773	730	703	703	721
Residential mortgage loans	95,808	97,280	99,596	100,842	101,889
Solar energy installation loans	610	625	641	658	673
Other consumer loans	126	133	139	146	154
Total loans and leases serviced for others	99,352	100,894	103,201	104,518	105,653
Total loans and leases owned or serviced	$216,989	$218,402	$220,452	$222,589	$226,835
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	September	June	March	December	September
	2024(a)	2024	2024	2023	2023
Regulatory Capital(b)
CET1 capital	$17,271	$17,160	$16,931	$16,800	$16,510
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	19,387	19,276	19,047	18,916	18,626
Tier 2 capital	3,304	3,275	3,288	3,484	3,485
Total regulatory capital	$22,691	$22,551	$22,335	$22,400	$22,111
Risk-weighted assets	$160,664	$161,636	$161,769	$163,223	$168,433

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	9.47%	8.80%	8.78%	8.04%	8.30%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	10.75%	10.62%	10.47%	10.29%	9.80%
Tier 1 risk-based capital	12.07%	11.93%	11.77%	11.59%	11.06%
Total risk-based capital	14.12%	13.95%	13.81%	13.72%	13.13%
Leverage	9.11%	9.07%	8.94%	8.73%	8.85%

Fifth Third Bank, National Association
Tier 1 risk-based capital	12.98%	12.81%	12.65%	12.42%	11.96%
Total risk-based capital	14.32%	14.14%	13.99%	13.85%	13.38%
Leverage	9.82%	9.76%	9.61%	9.38%	9.59%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2024	2024	2024	2023	2023
Average portfolio loans and leases:
Commercial and industrial loans	$51,615	$52,357	$53,183	$54,633	$57,001
Commercial mortgage loans	11,488	11,352	11,339	11,338	11,216
Commercial construction loans	5,981	5,917	5,732	5,727	5,539
Commercial leases	2,685	2,575	2,542	2,535	2,616
Total commercial loans and leases	71,769	72,201	72,796	74,233	76,372
Residential mortgage loans	17,031	17,004	16,977	17,129	17,400
Home equity	4,018	3,929	3,933	3,905	3,897
Indirect secured consumer loans	15,680	15,373	15,172	15,129	15,787
Credit card	1,708	1,728	1,773	1,829	1,808
Solar energy installation loans	3,990	3,916	3,794	3,630	3,245
Other consumer loans	2,630	2,740	2,889	3,003	3,121
Total consumer loans	45,057	44,690	44,538	44,625	45,258
Total average portfolio loans and leases	$116,826	$116,891	$117,334	$118,858	$121,630

Losses charged-off:
Commercial and industrial loans	($80)	($83)	($40)	($30)	($70)
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Total commercial loans and leases	(80)	(83)	(40)	(30)	(70)
Residential mortgage loans	—	(1)	—	(1)	(1)
Home equity	(1)	(1)	(2)	(2)	(2)
Indirect secured consumer loans	(35)	(31)	(35)	(35)	(27)
Credit card	(21)	(22)	(23)	(22)	(19)
Solar energy installation loans	(16)	(14)	(14)	(11)	(8)
Other consumer loans	(30)	(30)	(32)	(32)	(31)
Total consumer loans	(103)	(99)	(106)	(103)	(88)
Total losses charged-off	($183)	($182)	($146)	($133)	($158)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$8	$3	$5	$2	$5
Commercial mortgage loans	—	—	—	3	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	1
Total commercial loans and leases	8	3	5	5	6
Residential mortgage loans	1	1	—	1	1
Home equity	1	2	2	2	2
Indirect secured consumer loans	13	14	11	10	8
Credit card	5	5	5	4	4
Solar energy installation loans	2	2	2	1	—
Other consumer loans	11	11	11	14	13
Total consumer loans	33	35	31	32	28
Total recoveries of losses previously charged-off	$41	$38	$36	$37	$34

Net losses charged-off:
Commercial and industrial loans	($72)	($80)	($35)	($28)	($65)
Commercial mortgage loans	—	—	—	3	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	1
Total commercial loans and leases	(72)	(80)	(35)	(25)	(64)
Residential mortgage loans	1	—	—	—	—
Home equity	—	1	—	—	—
Indirect secured consumer loans	(22)	(17)	(24)	(25)	(19)
Credit card	(16)	(17)	(18)	(18)	(15)
Solar energy installation loans	(14)	(12)	(12)	(10)	(8)
Other consumer loans	(19)	(19)	(21)	(18)	(18)
Total consumer loans	(70)	(64)	(75)	(71)	(60)
Total net losses charged-off	($142)	($144)	($110)	($96)	($124)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.55%	0.61%	0.27%	0.20%	0.45%
Commercial mortgage loans	—	0.01%	—	(0.10%)	—
Commercial construction loans	—	—	—	—	—
Commercial leases	(0.01%)	(0.01%)	(0.04%)	0.01%	(0.08%)
Total commercial loans and leases	0.40%	0.45%	0.19%	0.13%	0.34%
Residential mortgage loans	(0.02%)	(0.01%)	(0.01%)	(0.01%)	—
Home equity	(0.02%)	(0.05%)	0.03%	0.05%	0.03%
Indirect secured consumer loans	0.54%	0.46%	0.64%	0.64%	0.47%
Credit card	3.74%	3.98%	4.19%	3.90%	3.25%
Solar energy installation loans	1.44%	1.25%	1.31%	1.09%	0.91%
Other consumer loans	3.00%	2.61%	2.71%	2.60%	2.46%
Total consumer loans	0.62%	0.57%	0.67%	0.64%	0.53%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.48%	0.49%	0.38%	0.32%	0.41%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2024	2024	2024	2023	2023
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,288	$2,318	$2,322	$2,340	$2,327
Total net losses charged-off	(142)	(144)	(110)	(96)	(124)
Provision for loan and lease losses	159	114	106	78	137
Allowance for loan and lease losses, ending	$2,305	$2,288	$2,318	$2,322	$2,340

Reserve for unfunded commitments, beginning	$137	$154	$166	$189	$207
Provision for (benefit from) the reserve for unfunded commitments	1	(17)	(12)	(23)	(18)
Reserve for unfunded commitments, ending	$138	$137	$154	$166	$189

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,305	$2,288	$2,318	$2,322	$2,340
Reserve for unfunded commitments	138	137	154	166	189
Total allowance for credit losses	$2,443	$2,425	$2,472	$2,488	$2,529

	As of
	September	June	March	December	September
	2024	2024	2024	2023	2023
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$255	$234	$332	$304	$262
Commercial mortgage loans	78	38	39	20	18
Commercial construction loans	1	1	1	1	—
Commercial leases	—	1	—	1	1
Residential mortgage loans	131	129	137	124	127
Home equity	67	61	60	57	58
Indirect secured consumer loans	50	36	32	36	31
Credit card	31	31	32	34	32
Solar energy installation loans	64	66	65	60	28
Other consumer loans	9	9	10	12	13
Total nonaccrual portfolio loans and leases	686	606	708	649	570
Repossessed property	11	9	8	10	11
OREO	28	28	27	29	31
Total nonperforming portfolio loans and leases and OREO	725	643	743	688	612
Nonaccrual loans held for sale	8	4	5	1	6
Total nonperforming assets	$733	$647	$748	$689	$618

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$10	$3	$9	$8	$3
Commercial mortgage loans	3	1	—	—	—
Commercial leases	1	4	2	—	—
Total commercial loans and leases	14	8	11	8	3
Residential mortgage loans(c)	8	8	5	7	6
Credit card	18	17	19	21	20
Total consumer loans	26	25	24	28	26
Total loans and leases 90 days past due (accrual)(b)	$40	$33	$35	$36	$29
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.48%	0.49%	0.38%	0.32%	0.41%
Allowance for credit losses:
As a percent of portfolio loans and leases	2.09%	2.08%	2.12%	2.12%	2.11%
As a percent of nonperforming portfolio loans and leases(a)	356%	400%	349%	383%	443%
As a percent of nonperforming portfolio assets(a)	337%	377%	333%	362%	413%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.59%	0.52%	0.61%	0.55%	0.47%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.62%	0.55%	0.64%	0.59%	0.51%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.62%	0.55%	0.64%	0.59%	0.51%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	September	June	March	December	September
		2024	2024	2024	2023	2023
	Net interest income	$1,421	$1,387	$1,384	$1,416	$1,438
	Add: Taxable equivalent adjustment	6	6	6	7	7
	Net interest income (FTE) (a)	1,427	1,393	1,390	1,423	1,445

	Net interest income (annualized) (b)	5,653	5,578	5,566	5,618	5,705
	Net interest income (FTE) (annualized) (c)	5,677	5,603	5,591	5,646	5,733

	Interest income	2,669	2,620	2,608	2,648	2,529
	Add: Taxable equivalent adjustment	6	6	6	7	7
	Interest income (FTE)	2,675	2,626	2,614	2,655	2,536
	Interest income (FTE) (annualized) (d)	10,642	10,562	10,513	10,533	10,061

	Interest expense (annualized) (e)	4,965	4,959	4,923	4,888	4,328
	Average interest-earning assets (f)	195,836	194,499	195,349	198,166	192,216
	Average interest-bearing liabilities (g)	147,092	146,361	146,533	146,507	139,779

	Net interest margin (b) / (f)	2.89%	2.87%	2.85%	2.83%	2.97%
	Net interest margin (FTE) (c) / (f)	2.90%	2.88%	2.86%	2.85%	2.98%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.05%	2.04%	2.02%	1.97%	2.13%

	Income before income taxes	$728	$764	$658	$650	$846
	Add: Taxable equivalent adjustment	6	6	6	7	7
	Income before income taxes (FTE)	734	770	664	657	853

	Net income available to common shareholders	532	561	480	492	623
	Add: Intangible amortization, net of tax	7	7	8	8	8
	Tangible net income available to common shareholders (h)	539	568	488	500	631
	Tangible net income available to common shareholders (annualized) (i)	2,144	2,284	1,963	1,984	2,503

	Average Bancorp shareholders’ equity	20,251	18,707	18,727	17,201	17,305
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,918)	(4,918)	(4,918)	(4,919)	(4,919)
	Average intangible assets	(103)	(111)	(121)	(130)	(141)
	Average tangible common equity, including AOCI (j)	13,114	11,562	11,572	10,036	10,129
Less:	Average AOCI	3,914	5,278	4,938	6,244	5,835
	Average tangible common equity, excluding AOCI (k)	17,028	16,840	16,510	16,280	15,964

	Total Bancorp shareholders’ equity	20,784	19,226	19,018	19,172	16,544
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,918)	(4,918)	(4,918)	(4,919)	(4,919)
	Intangible assets	(98)	(107)	(115)	(125)	(136)
	Tangible common equity, including AOCI (l)	13,652	12,085	11,869	12,012	9,373
Less:	AOCI	3,446	4,901	4,888	4,487	6,839
	Tangible common equity, excluding AOCI (m)	17,098	16,986	16,757	16,499	16,212
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	19,214	19,102	18,873	18,615	18,328

	Total assets	214,318	213,262	214,506	214,574	212,967
Less:	Goodwill	(4,918)	(4,918)	(4,918)	(4,919)	(4,919)
	Intangible assets	(98)	(107)	(115)	(125)	(136)
	Tangible assets, including AOCI (o)	209,302	208,237	209,473	209,530	207,912
Less:	AOCI, before tax	4,362	6,204	6,187	5,680	8,657
	Tangible assets, excluding AOCI (p)	$213,664	$214,441	$215,660	$215,210	$216,569

	Common shares outstanding (q)	676	681	684	681	681

	Tangible equity (n) / (p)	8.99%	8.91%	8.75%	8.65%	8.46%
	Tangible common equity (excluding AOCI) (m) / (p)	8.00%	7.92%	7.77%	7.67%	7.49%
	Tangible common equity (including AOCI) (l) / (o)	6.52%	5.80%	5.67%	5.73%	4.51%
	Tangible book value per share (including AOCI) (l) / (q)	$20.20	$17.75	$17.35	$17.64	$13.76
	Tangible book value per share (excluding AOCI) (m) / (q)	$25.29	$24.94	$24.50	$24.23	$23.81

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	September	June	September
	2024	2024	2023
Net income (r)	$573	$601	$660
Net income (annualized) (s)	2,280	2,417	2,618

Adjustments (pre-tax items)
Valuation of Visa total return swap	47	23	10
Mastercard litigation	10	—	—
Legal settlements and remediations	—	18	—
Restructuring severance expense	9	—	—
FDIC special assessment	—	6	—
Adjustments, after-tax (t)(a) (b)	51	37	8

Net interest income (FTE) (u)	1,427	1,393	1,445
Legal settlements and remediations	—	5	—
Adjusted net interest income (FTE) (v)	1,427	1,398	1,445
Adjusted net interest income (FTE) (annualized) (w)	5,677	5,623	5,733

Noninterest income (x)	711	695	715
Valuation of Visa total return swap	47	23	10
Legal settlements and remediations	—	2	—
Adjusted noninterest income (y)	758	720	725

Noninterest expense (z)	1,244	1,221	1,188
Mastercard litigation	(10)	—	—
Restructuring severance expense	(9)	—	—
Legal settlements and remediations	—	(11)
FDIC special assessment	—	(6)	—
Adjusted noninterest expense (aa)	1,225	1,204	1,188

Adjusted net income (r) + (t)	624	638	668
Adjusted net income (annualized) (ab)	2,482	2,566	2,650

Adjusted tangible net income available to common shareholders (h) + (t)	590	605	639
Adjusted tangible net income available to common shareholders (annualized) (ac)	2,347	2,433	2,535

Average assets (ad)	$213,838	$212,475	$208,385

Return on average tangible common equity (i) / (j)	16.3%	19.8%	24.7%
Return on average tangible common equity excluding AOCI (i) / (k)	12.6%	13.6%	15.7%
Adjusted return on average tangible common equity, including AOCI (ac) / (j)	17.9%	21.0%	25.0%
Adjusted return on average tangible common equity, excluding AOCI (ac) / (k)	13.8%	14.4%	15.9%

Return on average assets (s) / (ad)	1.06%	1.14%	1.26%
Adjusted return on average assets (ab) / (ad)	1.16%	1.21%	1.27%
Efficiency ratio (FTE) (z) / [(u) + (x)]	58.2%	58.5%	55.0%
Adjusted efficiency ratio (aa) / [(v) + (y)]	56.1%	56.8%	54.7%
Net interest margin (FTE) (c) / (f)	2.90%	2.88%	2.98%
Adjusted net interest margin (FTE) (w) / (f)	2.90%	2.89%	2.98%
Total revenue (FTE) (u) + (x)	$2,138	$2,088	$2,160
Adjusted total revenue (FTE) (v) + (y)	$2,185	$2,118	$2,170
Pre-provision net revenue (PPNR) (u) + (x) - (z)	$894	$867	$972
Adjusted pre-provision net revenue (PPNR) (v) + (y) - (aa)	$960	$914	$982
Totals may not foot due to rounding.
(a) Assumes a 23% tax rate.
(b) A portion of the adjustments related to legal settlements and remediations are not tax-deductible.

Fifth Third Bancorp and Subsidiaries
Segment Presentation(b)
$ in millions
(unaudited)

For the three months ended September 30, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$673	$1,031	$50	$(327)	$1,427
Provision for credit losses	(76)	(78)	—	(6)	(160)
Net interest income after provision for credit losses	597	953	50	(333)	1,267
Noninterest income	357	280	99	(25)	711
Noninterest expense	(470)	(604)	(95)	(75)	(1,244)
Income (loss) before income taxes	484	629	54	(433)	734
Applicable income tax (expense) benefit(a)	(91)	(132)	(12)	74	(161)
Net income (loss)	$393	$497	$42	$(359)	$573

For the three months ended June 30, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$660	$1,055	$54	$(376)	$1,393
(Provision for) benefit from credit losses	(137)	(70)	—	110	(97)
Net interest income after (provision for) benefit from credit losses	523	985	54	(266)	1,296
Noninterest income	323	272	98	2	695
Noninterest expense	(457)	(626)	(93)	(45)	(1,221)
Income (loss) before income taxes	389	631	59	(309)	770
Applicable income tax (expense) benefit(a)	(69)	(132)	(12)	44	(169)
Net income (loss)	$320	$499	$47	$(265)	$601

For the three months ended March 31, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$690	$1,125	$59	$(484)	$1,390
(Provision for) benefit from credit losses	(71)	(84)	—	61	(94)
Net interest income after (provision for) benefit from credit losses	619	1,041	59	(423)	1,296
Noninterest income	326	266	102	16	710
Noninterest expense	(501)	(639)	(103)	(99)	(1,342)
Income (loss) before income taxes	444	668	58	(506)	664
Applicable income tax (expense) benefit(a)	(75)	(141)	(12)	84	(144)
Net income (loss)	$369	$527	$46	$(422)	$520

For the three months ended December 31, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$812	$1,190	$66	$(645)	$1,423
(Provision for) benefit from credit losses	25	(81)	—	1	(55)
Net interest income after (provision for) benefit from credit losses	837	1,109	66	(644)	1,368
Noninterest income	332	284	91	37	744
Noninterest expense	(488)	(614)	(90)	(263)	(1,455)
Income (loss) before income taxes	681	779	67	(870)	657
Applicable income tax (expense) benefit(a)	(129)	(164)	(15)	181	(127)
Net income (loss)	$552	$615	$52	$(689)	$530

For the three months ended September 30, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$1,012	$1,390	$98	$(1,055)	$1,445
Provision for credit losses	—	(105)	(1)	(13)	(119)
Net interest income after provision for credit losses	1,012	1,285	97	(1,068)	1,326
Noninterest income	353	274	94	(6)	715
Noninterest expense	(478)	(624)	(90)	4	(1,188)
Income (loss) before income taxes	887	935	101	(1,070)	853
Applicable income tax (expense) benefit(a)	(169)	(196)	(22)	194	(193)
Net income (loss)	$718	$739	$79	$(876)	$660
(a) Includes taxable equivalent adjustments of $6 million for the three months ended September 30, 2024, June 30, 2024 and March 31, 2024 and $7 million for the three months ended December 31, 2023 and September 30, 2023.

(b) During the first quarter of 2024, the Bancorp eliminated certain revenue sharing agreements between Wealth and Asset Management and Consumer and Small Business Banking. Prior period results have been adjusted to reflect current presentation.